Exhibit 10.1

Confidential Separation Agreement

This Confidential Separation Agreement (“Agreement”) is made by and between Ben Alexander Lee, an individual (the “Executive”), and Movella, Inc. (the “Company”) (individually each a “Party” and collectively the “Parties”), effective at the end of the seventh calendar day after the date a signed copy of this Agreement is delivered to the Company by the Executive (“Effective Date”). The Executive must sign and return this Agreement within 21 days of his receipt of this Agreement to be eligible for the severance benefits described below.

Recitals

This Agreement is entered into with respect to the following facts:

A.The Executive was employed by the Company as its Chief Executive Officer from on or about January 7, 2013 through December 31, 2023;

B.The Executive’s last day of employment with the Company was December 31, 2023 (the “Separation Date”);

C.The Company has offered to the Executive certain separation benefits provided that the Executive agrees to the terms of this Agreement and the release herein; and

D.The Executive has elected to accept such separation benefits, to terminate employment with the Company and provide certain consulting services to the Company under the terms and conditions set forth below.

Agreement

Based upon the information stated in the above Recital and the statements, promises and agreements contained below, the Parties hereby agree as follows:

1.Separation from Employment, Positions, and Offices. The Executive hereby confirms the cessation of his employment with the Company as Chief Executive Officer, and from all positions and offices that he held with the Company and/or its subsidiaries and/or affiliates effective as of the Separation Date. The Executive hereby resigns from all officer or director positions he has with the Company, its subsidiaries, affiliates and/or investments as of December 31, 2023. The Executive further agrees that he shall promptly execute such additional documents as are reasonably requested by the Company to evidence and effectuate this Paragraph 1.

2.Severance Pay. Within the later of ten days from the Separation Date and five days from the Effective Date of this Agreement, the Company shall pay the Executive a lump sum payment in the gross amount of One Hundred Eighty-One Thousand Five Hundred dollars ($181,500), which is equal to six months of the Executive’s base salary (“Severance Pay”). This payment will be subject to all legally required payroll withholdings.

3.Insurance. As an additional severance benefit under this Agreement, provided that the Executive timely elect continued coverage under COBRA, then the Company shall pay the COBRA premiums to continue the Executive’s medical, dental, and vision insurance coverage through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) September 30, 2024; (ii) the date the Executive becomes eligible for group health insurance coverage through a new employer; or (iii) the date the Executive ceases to be eligible for COBRA coverage for any reason. In the event the Executive becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, Executive must immediately notify the Company in writing. The Company shall also pay for, and have the Executive covered under, the Directors and Officers liability insurance tail policy, including deductible expenses, if any, for events that occurred during the period the Executive was employed by the Company.

4.Consulting Services. During the period from the Separation Date through March 31, 2024, which may be extended by mutual agreement of the parties (the “Consulting Period”), the Executive will assist in transitioning his responsibilities, acting as an advisor to designated Company employees, officially removing his name from any entities and/or agreements, and performing such other services as requested by the Company and the Board of Directors. During the Consulting Period, the Executive will be paid a consulting fee in the amount of $30,250 per month, to be paid on the last day of each calendar month, or the first business day thereafter.

5.Equity Awards; Section 16 Matters. The Executive will continue to vest in the Executive’s currently outstanding equity awards of the Company during the Consulting Period, subject to the terms of the applicable Company equity plan and the Executive’s equity award agreements. Any equity awards that have not been vested as of the end of the Consulting Period shall be permanently forfeited. Any outstanding, vested options that the Executive holds as of the end of the Consulting Period shall remain exercisable until the later of (i) September 30, 2024 and (ii) six (6) months following the end of the Consulting Period, but in no event beyond the maximum term of the option. In all other respects, the exercise of your vested options and the other terms of your outstanding equity awards shall continue to be governed by the terms and conditions of the applicable Company equity plan and equity award agreements. During the Consulting Period, the Executive shall remain subject to the Company’s Insider Trading Policy, including provisions that require certain persons to preclear transactions in Company securities and limit trading to open window periods, subject to certain exceptions. As of the Separation Date, the Executive will no longer be considered a Section 16 officer, and the Executive’s obligations regarding equity shall change accordingly, but the Executive will continue to be subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act for up to six months following termination of such status. The Company will separately provide the Executive with additional information regarding the implications of such status change.

6.Release. The Executive releases and forever discharges the Company and each of its employees, officers, directors, shareholders, agents, predecessors and successors in interest, parents, subsidiaries, attorneys, and assigns (the “Company-Affiliates”), from any and all claims, demands, obligations and/or liabilities which arise out of or relate to any action by the Company or the Company-Affiliates or omission to act by the Company or the Company-Affiliates occurring on or before the date this Agreement is signed by the Executive (the “Release”). To the extent permitted by law, the Release includes, but is not limited to, release of any and all claims arising out of the Executive’s employment with the Company or Company-Affiliates and the termination of that employment. This includes a release of any rights or claims the Executive may have under the Age Discrimination in Employment in Employment Act, 29 U.S.C. §§ 621, et seq., (as amended by the Older Workers’ Benefit

Protection Act, 29 U.S.C. § 626(626((f)), which prohibits age discrimination in employment, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000, et seq., which prohibits discrimination in employment based on race, color, national origin, religion, or sex, the Equal Pay Act, which prohibits paying unequal pay for equal work, the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., which prohibits discrimination against the disabled, the Employee Retirement Income Security Act, 29 U.S.C. §§ 1001, et seq., the Family Medical Leave Act, 29 USC §§ 2601, et seq., which provides job security to employees due to certain absences from work, the Fair Labor Standards Act, 29 U.S.C.§§201, et seq., (as amended), the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act the California Fair Employment and Housing Act, Government Code §§ 12940, et seq., the California Labor Code, the California Private Attorney General Act, the Nevada Fair Employment Practices Act or any other federal, state or local laws or regulations relating to terms and conditions of employment. The Release also includes any claims arising under tort, contract, or quasi- contract law, including but not limited to claims for unpaid wages, wrongful discharge, breach of contract, fraud, misrepresentation, intentional and negligent infliction of emotional distress, harassment, and any claims that the Company or any Company- Affiliate has dealt with the Executive unfairly or in bad faith. The Release, however, is not intended to cover and does not extend to these claims or other claims that, by law, cannot be released in an agreement between an employer and an employee. The Release does not extend to claims for unemployment or workers’ compensation benefits, waive the Executive’s right to indemnification for acts arising from his employment with the Company, or waive the Executive’s right to file an application for an award for original information submitted pursuant to Section 21F of the Securities Exchange Act of 1934. The Releasee does not waive any rights or claims that the Executive might have arising after the Effective Date.

7.Release of Unknown Claims. To the maximum extent permitted by law, the Release extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. The Executive expressly waive the provisions of Section 1542 of the Civil Code which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

8.Employment Termination and Receipt of Pay. The Executive acknowledges that his employment with the Company ceased on or before the date he signed this Agreement. The Executive acknowledges that he has received final paychecks which included payment of all wages due. He represents that he has been paid all amounts he was owed as salary, accrued vacation commissions or other wages and has received reimbursement of all reimbursable business expenses.

9.Right to Release; No Pending Claims. The Executive promises and states that he has not given or sold any claim discussed in this Agreement to anyone and that he has not filed a lawsuit, claim or charge with any court or government agency asserting any claims that are released herein. Without limiting the generality of the foregoing, the Executive agrees that the Executive will not bring or participate in any class action or collective action against the Company which asserts, in whole or in part, any claims which arose prior to the date this Agreement is signed by the Executive, whether or not such claims are covered by the release.

10.Return of Company Property. The Executive promises and states that he has returned to the Company all property belonging to the Company or authored by or concerning the Company (other than the Executive’s personal copies of his payroll and benefits records), including, but not limited to, keys and passes, credit cards, computer software, papers, manuals, records, drawings, and documents; provided, however, that Executive may retain the laptop and phone provided to him by the Company

11.Confidentiality of Propriety Information. The Executive promises and agrees that he will not, except upon written authorization from the Company or as required by law, disclose any confidential or proprietary information belonging to or concerning the Company, and/or Company-Affiliates, vendors, or customers, including, without limitation, financial data, business and marketing plans, budgets, personnel information, product designs and specifications, research and development plans and budgets, technical drawings and specifications, manufacturing methods, technical know-how or other trade secrets. The Executive acknowledges and reaffirms in its entirety the Employee Invention Assignment and Confidentiality Agreement executed upon commencement of his employment (the “IP Agreement”). Nothing in this Agreement is intended to or shall be construed to modify, impair or terminate any obligation of the Executive pursuant to the IP Agreement that by the terms of the IP Agreement continues after his separation from the Company’s employment.

Notwithstanding anything contained in this Agreement or the IP Agreement, the Executive may disclose Confidential Information in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. Nothing in this Agreement or the IP Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the Government or in a court filing, 18 U.S.C.§ 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).

12.Confidentiality of Agreement. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”) to the fullest extent allowed by law. Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, his attorney(s), and his and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns and must prevent disclosure of any Separation Information to all other third parties.

13.Non-disparagement. Executive agrees to refrain from making any unfavorable comments, in writing or orally, about the Company, its operations, policies, or procedures, or about its executive management team, officers, directors, members, owners or shareholders. Nothing in this Agreement is intended to restrict either Executive from testifying truthfully in any action or proceeding in which he has been subpoenaed to appear or ordered to produce documents or from responding truthfully to other compulsory legal process or from providing truthful information as otherwise required by law; provided, however, that to the extent legally permissible, Executive shall notify the Company, as soon as reasonably practicable, of his receipt of any subpoena or order to produce documents relating to the Company or any of its current or former partners or employees, so that they may have the opportunity to contest same. Nothing in this Agreement prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. The Company agrees to refrain from making any disparaging statements about Executive. Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and, in each case, only for so long as such individual remains an officer or director of the Company.

14.No Assistance. Executive agrees not to knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

15.No Waiver of Right to File Claim with Agency. Nothing in this Agreement restricts or prohibits Executive from initiating communications with, responding to inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law to, from filing a claim with, or assisting with an investigation conducted by a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the U.S. Congress, and/or any other similar federal or state administrative agencies (collectively, the “Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation

To the maximum extent permitted by law, Executive is waiving Executive’s right to receive any individual monetary relief from such Agencies if the relief is related to the claims released in this Agreement; however, this Agreement does not limit Executive’s right to receive an award from any Agency that offers awards for providing information relating to a potential violation of law. To the extent legally permissible, Executive must notify the Company immediately of Executive’s receipt of a lawful subpoena or other compulsory legal process relating to the Company or other Releasees so that it has the opportunity to contest same.

16.Choice of Law. This Agreement shall be governed by the laws of the State of Nevada, without regard for choice-of-law provisions. The Parties consent to personal and exclusive jurisdiction and venue in the State of Nevada.

17.Taxes. Payments and benefits provided under this Agreement shall be subject to applicable taxes and withholdings.

18.Severance. If any portion of this Agreement is found to be unenforceable, then both the Executive and the Company desire that all other portions that can be separated from it or appropriately limited in scope shall remain fully valid and enforceable.

19.Arbitration. Except as prohibited by law, any legal dispute between the Executive and the Company (or between the Executive and any Company-Affiliates, each of whom is hereby designated a third party beneficiary of this agreement regarding arbitration) arising out of the Executive’s employment or termination of employment or this Agreement (a “Dispute”) will be resolved through binding arbitration in Las Vegas, Nevada in accordance with the then current Employment Arbitration Rules and Procedures Rules (the “Rules”) of the JAMS, Inc. which Rules are available for review at www.jamsadr.com and are incorporated herein by reference (the “Rules”). Judgment upon the award rendered by the arbitrator in such proceeding may be entered in any court having jurisdiction thereof, provided, however, that the Law applicable to any issues regarding the scope, effectiveness or interpretation of this arbitration provision shall be the Federal Arbitration Act. Nothing in this arbitration provision is intended to limit any right the Executive may have to file a charge or claim with (or, to the extent not barred by the Release, to obtain relief from) the National Labor Relations Board, or other federal or state agencies. The Parties agree that such arbitration shall be conducted on an individual basis only, not a class, representative or collective basis, and hereby waive any right to bring classwide, collective or representative claims before any arbitrator or in any forum, except to the extent a representative action under the California Private Attorney General Act is, as a matter of law, not deemed subject to a such waiver. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT THEY MIGHT OTHERWISE HAVE TO A JURY TRIAL. This arbitration provision is not intended to modify or limit substantive rights or the remedies available to the Parties, including the right to seek interim relief, such as injunction or attachment, through judicial process, which shall not be deemed a waiver of the right to demand and obtain arbitration.

20.Final Agreement. This Agreement is intended by the Parties to be their final agreement. The statements, promises and agreements in this Agreement may not be contradicted by any prior understandings, agreements, promises or statements. The Executive states and promises that in signing this Agreement he has not relied on any statements or promises made by the Company, other than the promises contained in this Agreement. Any changes to this Agreement must be in writing and signed by both Parties.

21.Breach. If the Executive breaks any of the promises or agreements made in this Agreement, or if any of the representations or statements made by the Executive in this Agreement are untrue, the Company may stop providing the severance benefits described in Paragraphs 2 and 3 and the Executive will return to the Company all severance payments which have been made up to the date of such judicial determination, except $100. All of the other terms of this Agreement will remain in full force and effect.

22.Attorneys’ Fees. If either Party files any arbitration, lawsuit, claim, or charge based on, or in any way related to, the Executive’s employment with the Company, any claim that the Executive has released in the Release or the promises and agreements contained in this Agreement, the Party that wins the lawsuit or arbitration or prevails on the claim or charge will be entitled to recover from the other Party all costs it incurs, in connection with the dispute, including reasonable attorneys' fees.

23.ADEA Limitation. Paragraphs 21 and 22 shall not apply if the Executive asserts a claim under the Age Discrimination in Employment in Employment Act, 29 U.S.C. §§621, et seq. (as amended by the Older Workers’ Benefit Protection Act, 29 U.S.C. §626(t)), even though such claim is barred by the Release given by the Executive in this Agreement. This Paragraph does not limit the completeness or finality of Release. It only limits the Company’s remedies in the event that the Executive asserts certain claims barred by the Release.

24.Binding Agreement. In signing this Agreement, the Executive intends to bind himself and his heirs, administrators, executors, personal representatives and assigns.

25.ADEA Representations. The Executive acknowledges, represents and agrees, in compliance with the Older Workers’ Benefit Protection Act:

a.The Executive has been fully informed and is fully aware of his right to discuss any and all aspects of this matter with an attorney of his choice and is specifically advised that he should seek such advice;

b.The Executive has carefully read and fully understands all of the provisions of this Agreement;

c.The Executive has had up to and including a full 21 days within which to consider this Agreement before executing it, unless by his own choice he has waived all or part of this period. Mutually agreed upon changes to this Agreement, whether material or immaterial, do not restart the 21-day period;

d.The Executive has a full seven days following the execution of this Agreement to revoke this Agreement and has been and is hereby advised in writing that this Agreement shall not become effective or until the revocation period has expired. Any revocation shall be made in writing and delivered to Dennis Calderon, on or before the seventh day following the Executive’s execution of this Agreement; and

e.The Executive accepts the terms of this Agreement as fair and equitable under all the circumstances and voluntarily executes this Agreement.

26. Representations. The Executive represents and warrants that (a) the Executive has had the opportunity to discuss this Agreement with counsel; (b) the Executive signs this Agreement of the Executive’s own volition, without outside inducement or coercion, fully intending to be bound by its terms, including the Release and covenants contained herein; and (c) the Executive is signing this Agreement. including the Release, in exchange for good and valuable consideration in addition to anything of value the Executive is otherwise entitled to receive.

Signature Page Follows

In order to bind the Parties to this Agreement, the Parties, or their duly authorized representatives have signed their names below.

Movella, Inc.

By: /s/ Brent Lang

Name: Brent Lang

Title: Chairman

Ben Alexander Lee

By: /s/ Ben Lee

Name: Ben Lee